UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200
Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 987-3900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.66 2/3	DIOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2023 Executive Bonuses

On December 12, 2023, the Compensation Committee of the Board of Directors (the “Committee”) of Diodes Incorporated (the “Company”) approved the payment of a cash bonus to certain executive officers of the Company for their services rendered in fiscal 2023.

For 2023, the cash bonus for each executive is based on a multiple of that executive’s salary and consists of two components: a Company-wide performance component which accounts for 80% of the bonus; and an individual performance component which accounts for 20% of the bonus. The Company-wide performance component is based on achievement of a non-GAAP earnings per share target, a net-sales target and a Corporate Social and Environmental Responsibility target, weighted 77%, 18% and 5%, respectively. The individual performance component is based on achievement of individual objectives.

Payout ranges for the various levels of achievement are shown in the table below:

Performance Level	Range of Payout
Below 80% of target	0% payout
From 80% to 100% of target	50% to 100% payout
From 100% to 120% of target	100% to 200% payout
Above 120% of target	200% payout (capped)

The Committee estimated the bonus to which each executive officer will be entitled for fiscal 2023, based on the Committee’s current estimate of the performance of the Company for fiscal 2023 and the Committee’s assessment of each executive’s achievement of his or her individual objectives. The Committee approved the payment of 80% of the awards in December 2023, with the remaining 20% payable upon confirmation of the Company's performance for fiscal 2023. The confirmation of the Company’s performance will be based on the actual performance of the Company as reported on its audited financial statements for fiscal 2023, subject to further adjustment(s) in the discretion of the Committee. The Committee approved the payment of cash bonuses to the following named executive officers of the Company:

Name	Position	Estimated Amount to be Awarded	Amount Paid (1)
Keh-Shew-Lu	Chairman, President and Chief Executive Officer	$211,250	$169,000
Brett R. Whitmire	Chief Financial Officer	$47,500	$38,000
Gary Yu	Chief Operating Officer	$65,000	$52,000
Francis Tang	Senior Vice President, Worldwide Discrete Products	$47,500	$38,000
Julie Holland (2)	Senior Vice President, Corporate Operations	$-	$-

1. The column “Amount Paid” lists actual amounts authorized by the Committee for payment on or before December 31, 2023, which equals 80% of the estimated amount to be awarded listed in the column “Estimated Amount to be Awarded” in the table above.

2. Ms. Holland retired during 2023 and was not eligible for a bonus.

The final performance of the Company is expected to be confirmed in the first quarter of 2024 and the remaining unpaid amount is expected to be paid at that time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED

Date:	December 20, 2023	By:	/s/Brett R. Whitmire
Brett R. Whitmire Chief Financial Officer